Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Mark Tubb
April 15, 2009	Vice President - Investor Relations
813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES, INC. ANNOUNCES APPROVAL BY HANOVER CAPITAL MORTGAGE HOLDINGS’ SHAREHOLDERS OF MERGER WITH WALTER INDUSTRIES’ FINANCING BUSINESS

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT) announced that the shareholders of Hanover Capital Mortgage Holdings (NYSE Amex: HCM) (“Hanover”) approved its merger with Walter Investment Management LLC, the  Financing business of Walter Industries, at a special meeting held earlier today.  Hanover’s shareholders also approved the other proposals presented to them at the meeting, including each of the proposals required to be approved to satisfy conditions to the closing of the merger.

Separately, Walter Industries announced that it has received a favorable ruling from the Internal Revenue Service regarding the partially tax-free nature of the spin-off and certain other matters, which satisfies an additional condition to the closing of the merger.

The closing of the merger and related transactions continue to be subject to the satisfaction of other conditions. However, Walter Industries currently expects to complete the spin-off of Walter Investment Management LLC and to close the merger of Hanover and Walter Investment Management LLC after the close of trading on the New York Stock Exchange on April 17, 2009. The newly formed company, which will be named Walter Investment Management Corp. (NYSE Amex: WAC), is expected to begin “regular way” trading on the NYSE Amex when the market opens on Monday, April 20, 2009.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company has annual revenues of approximately $1.5 billion and employs approximately 2,250 people. For more information about Walter Industries, please visit the Company website at www.walterind.com.

About Hanover Capital Mortgage Holdings

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. Hanover invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit Hanover’s Web site at www.hanovercapitalholdings.com.

4211 W. Boy Scout Blvd. | Tampa, Florida 33607 | Tel: 813.871.4811 | Web site: www.walterind.com

Additional Information and Where to Find It

In connection with the proposed spin-off of the Financing business of Walter Industries, Inc. through its wholly-owned subsidiary, Walter Investment Management LLC, and the proposed merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement with the SEC on Form S-4, as amended, containing a proxy statement/prospectus (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the other filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC March 10, 2009 and revised April 8, 2009 and Walter Industries’ 2008 Annual Report on Form 10-K, which was filed on Feb. 27, 2009, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of shareholders and Hanover’s 2008 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and March 31, 2009, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward- looking statements made by Walter Industries in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2008 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2008 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.